PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

FOR IMMEDIATE RELEASE

Brighthouse Financial Announces $200 Million Stock Repurchase Program

August 6, 2018 - Charlotte, NC - Brighthouse Financial, Inc. (Brighthouse Financial) (Nasdaq: BHF) today announced that its Board of Directors has authorized the repurchase of up to $200 million of Brighthouse Financial common stock. The stock repurchase program is the first for Brighthouse Financial since becoming an independent, publicly-traded company in August 2017.
“We are pleased to announce this initial stock repurchase program, significantly ahead of our original expectation to start returning capital in 2020,” said Eric Steigerwalt, president, chief executive officer and director, Brighthouse Financial. “From the beginning, we have worked diligently to enhance our financial strength and flexibility. This program reflects the progress we have made, the confidence we have in our strategy, and our commitment to returning capital to shareholders over time.”
Repurchases under the program may be made through open market purchases, pursuant to 10b5-1 plans or pursuant to accelerated stock repurchase plans from time to time at management's discretion in accordance with applicable federal securities laws.

Note Regarding Forward-Looking Statements
This news release and other oral or written statements that we make from time to time may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements using words such as “anticipate,” “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” “forecast,” “objective,” “continue,” “aim,” “plan,” “believe” and other words and terms of similar meaning, or that are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include, without limitation, statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operating and financial results, as well as statements regarding the expected benefits of the separation from MetLife, Inc. and the recapitalization actions.
Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of Brighthouse Financial. These statements are based on current expectations and the current economic environment and involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of known and unknown risks, uncertainties and other factors. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in Brighthouse Financial’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”), in Brighthouse Financial’s subsequent Quarterly Reports on Form 10-Q, including in the sections thereof captioned “Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in Brighthouse Financial’s subsequent Current Reports on Form 8-K. Brighthouse Financial does not undertake any obligation to publicly correct or update any forward-

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

looking statement if Brighthouse later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures Brighthouse Financial makes on related subjects in reports to the SEC.

About Brighthouse Financial, Inc.
Brighthouse Financial (Nasdaq: BHF) is a major provider of annuities and life insurance in the U.S. Established by MetLife, we are on a mission to help people achieve financial security. We specialize in products that play an essential role in helping people protect what they’ve earned and ensure it lasts. Learn more at www.brighthousefinancial.com.

CONTACT

FOR INVESTORS David Rosenbaum (980) 949-3326 david.rosenbaum@brighthousefinancial.com	FOR MEDIA Tim Miller (980) 949-3121 tim.w.miller@brighthousefinancial.com

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